MAM Board of Directors Declares Quarterly Dividend on Common Stock

Second Quarter 2010 Dividend Set at $0.05 per Share

PRESQUE ISLE, ME -- (Marketwire - March 12, 2010) - The Board of Directors of Maine & Maritimes Corporation (NYSE Amex: MAM) voted March 11, 2010, to approve a dividend of $0.05 per share for the second quarter of 2010. The dividend is payable April 22, 2010, to shareholders of record on March 25, 2010.

About Maine & Maritimes Corporation: Maine & Maritimes Corporation (NYSE Amex: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 36,000 electricity customer accounts in Northern Maine. MAM is also the parent company of MAM Utility Services Group, an unregulated corporation that provides electrical services including transmission line and substation design and construction. Corporate headquarters are located in Presque Isle, Maine, and the corporate website is www.maineandmaritimes.com.

MAM-D = Dividend Release

For More Information Contact:
Virginia R. Joles, Director of Communications, Board
Relations, and Economic Development
Tel: 207-760-2418
Email: vjoles@mainepublicservice.com